UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2005

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1615 E. Northern Avenue, Suite 102, Phoenix, Arizona		85020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On July 28, 2005, InnSuites Hospitality Trust (the “Trust”), sold its Phoenix, Arizona hotel to Phoenix Northern Resort LLC (“Phoenix Northern”), an affiliate of James F. Wirth, Chairman, President and Chief Executive Officer of the Trust, for $5.1 million, which was equal to the appraised value of that hotel property.

Phoenix Northern satisfied the purchase price by canceling a $700,000 loan receivable, assuming the $3.2 million mortgage debt on the property and paying $1.2 million in cash.  The Trust used $500,000 of the cash proceeds to pay down amounts under its line of credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

	By:	/s/ Anthony B. Waters
Anthony B. Waters

Chief Financial Officer

Date: August 3, 2005